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                                     Exhibit A(1)
                       RESOLUTIONS FOR VARIABLE LIFE INSURANCE
                                  November 23, 1983

    BE IT RESOLVED by the Board of Trustees of The Northwestern Mutual Life Insurance Company (the "Company") that:

    1. The Company shall and does hereby establish a separate account in accordance with the provisions of Sections 611.24 and 611.25 of the Wisconsin Statutes, to be designated initially as "Northwestern Mutual Variable Life Account" (hereinafter referred to as the "Account"), to facilitate the issuance of variable life insurance policies to be issued in connection with the Account (the "Policies").

    2. The Company shall allocate to the Account (i) amounts required to be allocated to a separate account pursuant to the provisions of the Policies and (ii) such additional assets of the Company as the officers of the Company may deem appropriate, subject to any applicable limitations of the Wisconsin insurance laws. The income, if any, and gains or losses, realized or unrealized, of the Account shall be credited to or charged against the amounts so allocated to the Account in accordance with the terms and conditions of the Policies without regard to the other income, gains or losses of the Company, and the assets of the Account held in connection with the Policies shall not be chargeable with any liabilities arising out of any other separate account or any other business of the Company.

    3. The amounts allocated to the Account shall be invested in shares of an investment company (which may be named "Northwestern Mutual Variable Life Series Fund, Inc.", hereinafter referred to as the "Fund") which shall be organized pursuant to the authority contained in paragraph 5 of these resolutions at the net asset value of such shares, except that other securities may be substituted for the shares of the Fund as provided in the Policies, and the Company shall make appropriate arrangements with the Fund for the purchase by the Account of shares of the Fund at the net asset value thereof.

    4. The Account shall be registered as a unit investment trust under the Investment Company Act of 1940; the Policies shall be registered for sale under the Securities Act of 1933; and the officers of the Company are hereby authorized and directed to take all action necessary or desirable to comply with the Investment Company Act of 1940 and the Securities Act of 1933 and other applicable state and federal laws in connection with offering the Policies for sale and the operation of the Account, including, without limitation, the filing of registration statements and amendments and exhibits thereto, and the securing of such exemptions from such state and federal laws as they deem advisable. The Secretary of the Company is hereby appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such registration statements and amendments and applications for such exemptions.

    5. The officers of the Company are authorized and directed to take such action as may be necessary or desirable to organize and establish the Fund as a corporation under the laws of the state of Maryland, or such other state as such officers may determine upon the advice of counsel; to cause the Fund to meet the requirements of the Investment Company Act of 1940 and to operate as a diversified open-end management company of the series type and as a

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         regulated investment company as that term is defined in the Internal
         Revenue Code of 1954; and to designate officers or Trustees of the Company as well as other persons who are unaffiliated with the Company to serve as directors of the Fund and to vote the shares of stock owned by the Company for such purposes.

    6. The officers of the Company are authorized and directed, subject to such directions as may be specified from time to time by the Insurance Products and Marketing Committee, to execute and deliver such instruments and to do such acts and things as may be necessary or desirable to carry out the purpose and intent of the foregoing resolutions in the form or substantially the form as adopted including, without limitation, determination of the terms and conditions of the Policies authorized by these resolutions; determination of the state or states in which appropriate action shall be taken to obtain the requisite qualification, registration and/or authorization for the sale of the Policies as such officers may deem advisable; performance on behalf of the Company of any and all such acts as they may deem necessary or advisable to comply with applicable securities, insurance and other laws of any such states and in connection therewith to execute and file all requisite documents, including, but not limited to, contracts, applications, reports, surety bonds, and irrevocable consents and appointments of attorneys for service of process; and execution of such contracts on behalf of the Company as may be necessary or desirable to efficiently engage in the sale and distribution of the Policies, including, without limitation, such contracts for custodial, safekeeping, transfer, accounting, legal or disbursing services as may be necessary or desirable.

    7. The authority of the Insurance Products and Marketing Committee to revise, amend or repeal the foregoing resolutions or any portion thereof, including, without limitation, authority to determine the portfolio series to be operated in connection with the Fund and to cause additional portfolio series to be created from time to time, is hereby confirmed.